EXHIBIT 10.2.2


Energy Ventures Inc. (Canada)
43 Fairmeadow Avenue
North York, Ontario,
M2P 1W8

                                        October 22nd 1998

Attn:     Wayne Hartford
          President

                    Re:  Letter of Assurance

Gentlemen:

     The undersigned Donald A. Blenkarn, Gerald A. Crawford and Jiri K. Nor give you their assurance that they will not exercise their rights under Astris Inc. debenture in favour of Donald Alex Blenkarn, Trustee, in a manner which could adversely affect your rights to possession, use and option to purchase of machinery, equipment and other assets leased to you by Astris Energi Inc./Astris Inc. under a lease of this same date.

     In Mississauga, this 22nd day of October, 1998.


                                        /s/ Donald A. Blenkarn
                                        -----------------------------
                                        Donald A. Blenkarn

                                        /s/ Gerald A. Crawford
                                        -----------------------------
                                        Gerald A. Crawford

                                        /s/ Jiri K. Nor
                                        -----------------------------
                                        Jiri K. Nor